SCHEDULE A

Effective as of May 1, 2005, this Schedule A to the Participation Agreement is hereby amended as follows:

Name of Separate Account
and Date Established by the       Contracts Funded by
Executive Committee of AUL        Separate Account                                      Designated Portfolio

AUL American Unit Trust           DCP Multiple-Fund Group Variable Annuity (P-12518)    T. Rowe Price Equity Series, Inc.
Separate Account                  TDA Multiple-Fund Group Variable Annuity (P-12511)     T. Rowe Price Blue Chip Growth
(Established 8/17/89)             TDA Multiple-Fund Group Variable Annuity (P-12511,WA)  Portfolio
                                  TDA Multiple-Fund Group Variable Annuity (P-12833)     T. Rowe Price Equity Income
                                  TDA Multiple-Fund Group Variable Annuity (P-12833SPL)  Portfolio
                                  IRA Multiple-Fund Group Variable Annuity (P-12566)     T. Rowe Price Mid-Cap Growth
                                  IRA Multiple-Fund Group Variable Annuity (P-12867)     Portfolio
                                  Employer-Sponsored TDA Multiple-Fund Group            T. Rowe Price Fixed Income Series, Inc
                                  Variable Annuity (P-12621)                              T. Rowe Price Limited-Term
                                  Employer-Sponsored TDA Multiple-Fund Group               Bond Portfolio
                                  Variable Annuity[P-12621(BR)]
                                  Employer-Sponsored TDA and Qualified Plan Multiple-Fund
                                  Group Variable Annuity [P-13098(BR)]


Group Retirement Annuity          Separate Accounts Group Retirement Annuity
Separate Account II                 (GRA VIII) [P-12947(BR)]
(Established 12/17/92)


Group Retirement Annuity          Separate Accounts Group Retirement Annuity
Separate Account I                  (GRA IV) (P-1710)
(Established 4/15/93)             Separate Accounts Group Retirement Annuity
                                    (GRA V) (P-11736)
                                  Separate Accounts Group Retirement Annuity
                                    (GRA VI) (P-12390)
                                  Separate Accounts Group Retirement Annuity
                                    (GRA VI & IX) (BR) [P-12390(BR)]
                                  Separate Accounts Group Deposit Annuity Contract


AUL American Individual           Individual Flexible Premium Deferred Variable Annuity
Unit Trust Separate Account         (LA-28)
(Established 4/14/94)             Individual One Year Flexible Premium Deferred Variable
                                    Annuity (LA-27)


AUL American  Individual          Flexible Premium Adjustable Variable Life Insurance
Variable Life Separate Account      Policy (FPVUL97)
(Established 7/10/97)             Modified Single Premium Variable Life Insurance
                                    Policy (SPVUL97)


Name of Separate Account
and Date Established by the       Contracts Funded by
Executive Committee of AUL        Separate Account                                      Designated Portfolio

AUL American Individual           Flexible Premium Variable Annuity Contract            T. Rowe Price Equity Series, Inc.
Variable Annuity Separate           (FPIVA99)                                            T. Rowe Price Blue Chip Growth
Growth                            One Year Flexible Premium Variable Annuity             Portfolio
Account                             Contract (SPIVA99)                                   T. Rowe Price Equity Income
(Established 11/11/98)            No Load Flexible premium Variable Annuity              Portfolio
                                      Contract (NLIVA99)                                 T. Rowe Price Mid-Cap
                                                                                         Growth Portfolio

                                                                                        T. Rowe Price Fixed Income
                                                                                        Series, Inc.
                                                                                         T. Rowe Price Limited-Term
                                                                                         Bond Portfolio


     IN WITNESS WHEREOF, American United Life Insurance Company, T. Rowe Price Investment Services, Inc. and T. Rowe Price Equity Series, Inc. hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 3rd day of April, 2005.


COMPANY                                American United Life Insurance Company
                                       By its authorized officer
                                       By: /s/ John Swhear
                                       Title: Assistant General Counsel
                                       Date: 3/16/05


FUND:                                  T. Rowe Price Equity Series, Inc.
                                       By its authorized officer
                                       By: /s/ Henry H. Hopkins, Vice President
                                       Title: Henry H. Hopkins, Vice President
                                       Date: 2/2/05


FUND:                                  T. Rowe Price Fixed Income Series, Inc.
                                       By its authorized officer
                                       By: /s/ Henry H. Hopkins, Vice President
                                       Title: Henry H. Hopkins, Vice President
                                       Date: 02/02/05

UNDERWRITER:                           T. Rowe Price Investment Services, Inc.
                                       By its authorized officer
                                       By: /s/ Darrell N. Braman, Vice President
                                       Title: Darrell N. Braman, Vice President
                                       Date: 2/3/05